UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on November 10, 2014, Dendreon Corporation (the “Company”) and its wholly owned subsidiaries, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (collectively, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 9, 2014, as previously disclosed, the Debtors and (i) certain holders representing approximately 47.8% and (ii) certain other holders representing approximately 35.9% of the outstanding principal amount of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) entered into two separate Plan Support Agreements (as amended and restated, the “PSAs”). Under the terms of the PSAs, the parties agreed to work to effectuate a restructuring of the Debtors’ obligations pursuant to a stand-alone plan of reorganization in Chapter 11 under which holders of the 2016 Notes would receive new shares of common stock in the reorganized Company, subject to the outcome of the competitive process contemplated in the PSAs (the “Competitive Process”). On December 17, 2014, the Bankruptcy Court entered an order that, among other matters, established the bidding procedures (the “Bidding Procedures”) proposed to be employed with respect to the Competitive Process and established the deadline for submitting Qualified Bids (as defined in the Bidding Procedures).

As previously disclosed, on January 29, 2015, the Debtors entered into an acquisition agreement (the “Original Stalking Horse Agreement”) with Valeant Pharmaceuticals International, Inc. (“Valeant”), pursuant to which Valeant agreed to acquire substantially all of the assets and certain liabilities of the Debtors for $296 million in cash. On February 4, 2015, the Debtors and Valeant entered into an amended and restated acquisition agreement (the “Amended Stalking Horse Agreement”), which amended certain terms of the Original Stalking Horse Agreement and provided for an aggregate purchase price of $400 million in cash. On February 19, 2015, the Debtors, Valeant and Drone Acquisition Sub Inc., a wholly-owned direct subsidiary of Valeant (the “Purchaser”), entered into a second amended and restated acquisition agreement (the “Acquisition Agreement”), which amends certain terms of the Amended Stalking Horse Agreement and provides for an aggregate purchase price of $495 million (which includes the purchase of $80 million in cash, for an effective increase of $15 million over the Amended Stalking Horse Agreement for the purchase of certain additional assets of the debtors), of which $445.5 million is payable in cash at closing and $49.5 million is payable in common shares of Valeant to be issued to the Company on the anticipated date of effectiveness of a plan of liquidation or reorganization in the Chapter 11 Cases and subsequently distributed to creditors in accordance with such plan and the terms of the Acquisition Agreement. The Acquisition Agreement includes the Debtors’ assets related to their enteric coated D-3263 hydrochrolide product candidate as well as $80 million of cash of the Debtors. The parties have agreed that the Acquisition Agreement will constitute a “plan of reorganization” of the Company and the Purchaser for purposes of Sections 368 and 354 of the Internal Revenue Code of 1986, as amended (which plan includes the liquidation of the Company and the distribution of the stock consideration).

The Acquisition Agreement is subject to a number of closing conditions, including approval by the Bankruptcy Court; the absence of a governmental order or other legal prohibition related to the transaction; the accuracy of representations and warranties of the parties, subject to certain qualifications; and material compliance with the obligations set forth in the Acquisition Agreement. In addition, in the event that the proposed sale order to be entered by the Bankruptcy Court in connection with the Acquisition Agreement is not entered, or the Bankruptcy Court advises the parties during the hearing related to such order that such order will not be entered, on February 20, 2015 (which date is subject to extension to no later than February 24, 2015 in connection with certain force majeure events), the Purchaser is entitled to terminate the Acquisition Agreement, in which case the rights and obligations of the parties under the Amended Stalking Horse Agreement will remain in full force and effective, and the parties will use commercially reasonable efforts to obtain entry of the proposed sale order related to the Amended Stalking Horse Agreement on February 20, 2015.

The asset sale pursuant to the Acquisition Agreement is being conducted under the provisions of Section 363 of the Bankruptcy Code. As previously announced, the bid deadline provided by the Bidding Procedures expired on February 10, 2015 without receipt of additional Qualified Bids. The Acquisition Agreement calls for the Debtors to pay a break-up fee equal to $12 million and an expense reimbursement amount not to exceed $1 million in certain circumstances, including if the Debtors consummate another sale or restructuring transaction with a third party.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statements Regarding the Chapter 11 Cases

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Bankruptcy Court has entered an order that places limitations on trading in the Company’s common stock, including options and certain other rights to acquire common stock, and certain instruments convertible into common stock, during the pendency of the bankruptcy proceedings.

A plan of reorganization or liquidation will likely result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan. The stand-alone plan of reorganization provided for under the PSAs contemplates no recovery for the Company’s equity securityholders. In addition, the purchase price provided by the Acquisition Agreement does not exceed the Company’s prepetition obligations to creditors, and therefore consummation of such transaction followed by a liquidation under a Chapter 11 plan would provide no recovery for the Company’s equity securityholders.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Current Report and the exhibit attached hereto (collectively, this “Current Report”) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential of the proposed asset sale and the expectation that the Chapter 11 filings will enable the Company to sell its assets in an orderly manner and maximize value for its stakeholders and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, the outcome or timing of the Chapter 11 process and the proposed asset sale (including the likelihood of consummating the proposed asset sale), the effect of the Chapter 11 Cases or proposed asset sale on the Company’s relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale, Bankruptcy Court approval, regulatory approval or other closing conditions or termination events in connection with the proposed asset sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that the Company believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Regarding the Chapter 11 Cases

Information about the Chapter 11 process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

2.1	Second Amended and Restated Acquisition Agreement, dated as of February 19, 2015, by and among Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC, Valeant Pharmaceuticals International, Inc. and Drone Acquisition Sub Inc. (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: February 20, 2015	By:	/s/ Robert L. Crotty
		Name:	Robert L. Crotty
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Second Amended and Restated Acquisition Agreement, dated as of February 19, 2015, by and among Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC, Valeant Pharmaceuticals International, Inc. and Drone Acquisition Sub Inc. (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)